SECURITIES AND EXCHANGE COMMISSION
			                            WASHINGTON, D. C. 20549

******************************************************************************

                             				  FORM 8-K/A
	                      		 AMENDMENT TO CURRENT REPORT
		                 PURSUANT TO SECTION 13 OR 15 (d) OF THE
		                    SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    DECEMBER 6, 1994



		                  CANONIE ENVIRONMENTAL SERVICES CORP.
       	   (exact name of registrar as specified in its charter)



DELAWARE                        Number 0-14992                 38-2294876
(State or other jurisdiction    Commission File               (IRS Employer
incorporation or organization)                             identification No.)



	          13455 Noel Road, Suite 1500, Dallas, Texas 75240
         		     (Address of principal executive offices)



     Registrant's telephone number, including area code:  (214) 770-1800

The undersigned hereby amends Item 7, of its Report on Form 8-K, filed December 6, 1994, for the purpose of filing certain exhibits required by such report in which registrant reported the acquisition of the capital stock of Riedel Environmental Services, Inc.

Item 7(a). Amendment to include audited consolidated financial statements of Riedel Environmental Services, Inc. as follows:

	       Consolidated Balance sheets at December 31,1993 and 1992

	       Consolidated Statements of Operations for the years ended December 31, 1993, 1992 and 1991

	       Consolidated Statement of Shareholders Equity for the years ended December 31, 1993, 1992 and 1991

	       Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991

	       Notes to the consolidated Financial Statements

	       Unaudited Consolidated Financial Statements for the nine months ended September 30, 1994 and 1993

Item 7 (b).   Amendment to include pro forma financial information.

Item 7 (c).   Exhibit 23 Consent of Arthur Andersen LLP
       	      Exhibit 23 Consent of Price Waterhouse LLP


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

			 CANONIE ENVIRONMENTAL SERVICES CORP.
          				  (Registrant)


		By:  William T. Campbell
		   -----------------------------------------
		   William T. Campbell, Vice-President & Controller


Date:  February 3, 1995

				       ITEM 7(A)

              			 RIEDEL ENVIRONMENTAL SERVICES, INC.

              			 CONSOLIDATED FINANCIAL STATEMENTS
	               		 AS OF DECEMBER 31, 1993 AND 1992
			                 TOGETHER WITH AUDITORS' REPORT

		      Report of Independent Public Accountants



To the Shareholder of
Riedel Environmental Services, Inc.:

We have audited the accompanying consolidated balance sheets of Riedel Environmental Services, Inc. (an Oregon corporation and a wholly owned subsidiary of Columbia Western Inc., formerly Riedel Environmental Technologies Inc.) and its subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riedel Environmental Services, Inc. and its subsidiary as of December 3l, 1993 and 1992 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

	   Arthur Andersen LLP

Portland, Oregon,
   March 25, 1994 (except with respect to the matters discussed in Note 13 as to which the date is February 1, 1995)

             		 Report of Independent Accountants

March 25, 1992


To the Shareholder of
Riedel Environmental Services, Inc.

In our opinion, the accompanying consolidated statements of income, of shareholder's deficit and of cash flows present fairly, in all material respects, the results of operations and cash flows of Riedel Environmental Services, Inc. (a wholly owned subsidiary of Riedel Environmental Technologies, Inc.) for the year ended December 31, 1991, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


	Price Waterhouse LLP

Portland, Oregon

        		    RIEDEL ENVIRONMENTAL SERVICES, INC.
	  CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1993 AND 1992
		                     (In thousands)

			                      A S S E T S
 			                     -----------
	                                                 						   1993       1992
CURRENT ASSETS:                                           ------     ------
  Cash                                                  $    405   $    231
  Accounts receivable, net of allowance for doubtful
    accounts of $963 in 1993 and $919 in 1992             22,823     19,133
  Inventory                                                  905        942
  Prepaid expenses and other current assets                  477        564
  Insurance deposits                                       3,187      2,934
						                                                 	--------    -------
	  Total current assets                                   27,797     23,804
				                                                 			--------    -------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
   depreciation and amortization                           6,441      7,339

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED,
   net of accumulated amortization of $378 in 1993 and
   $324 in 1992                                              972      1,026

OTHER ASSETS, net                                             26        110
                                                 							 -------    -------
	   Total assets                                         $35,236    $32,279
							                                                  =======    =======

		    LIABILITIES AND SHAREHOLDER'S EQUITY
		    ------------------------------------
CURRENT LIABILITIES:
   Note payable to bank                                  $    -     $ 1,015
   Current maturities of long-term debt                      698        605
   Accounts payable                                       15,023     13,215
   Accrued payroll and related liabilities                 3,512      2,531
   Accrual for estimated litigation settlement             1,500        807
   Other accrued liabilities                               1,250      1,045
   Advances from Parent, net                               2,342      1,621
   Parent debt guaranteed by RES                           4,549      2,025
							                                                  -------    -------
	   Total current liabilities                             28,874     22,864
							                                                  -------    -------

LONG-TERM DEBT                                                77         72

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Common stock, no par value; 5,000 shares authorized and
       issued                                                 307       307
  Net allocation of debt and certain expenses from Parent   4,797     3,982
  Retained earnings                                         1,181     5,054
							                                                   -------   -------
	  Total shareholder's equity                               6,285     9,343
							                                                   -------   -------
	  Total liabilities and shareholder's equity             $35,236   $32,279
							                                                   =======   =======
         The accompanying notes are an integral part of these balance sheets.

    		       RIEDEL ENVIRONMENTAL SERVICES, INC.

    		      CONSOLIDATED STATEMENTS OF OPERATIONS

	      FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                     		 (In thousands)

                                           						   1993     1992     1991
CONTINUING OPERATIONS:                            -------  -------  -------
   Revenues                                       $76,683  $80,042  $68,091
   Direct costs                                    58,438   60,246   50,983
						                                            -------  -------  -------
	       Gross profit                               18,245   19,796   17,108

   Selling, general and administrative expenses    19,972   16,512   18,068
   Restructuring expense                              508       -        -
					                                          	  -------  -------  -------
	Operating income (loss) from continuing
	   operations                                     (2,235)   3,284     (960)

   Interest expense                                  (770)    (868)  (1,300)
   Other income (expense), net                       (868)      92       20
                                         						  --------  -------  -------
	Income (loss) from continuing operations
	  before income taxes                             (3,873)   2,508   (2,240)

   Income tax provision (benefit)                      -        -        -
                                         						  --------  -------  -------
	Income (loss) from continuing operations          (3,873)   2,508   (2,240)

DISCONTINUED OPERATIONS:
   Loss from operations of discontinued entities       -        -      (375)
   Loss from disposal of discontinued entities         -        -      (247)
                                         						  --------  -------  -------
	 Loss from discontinued operations             -        -      (622)
						                                           --------  ------- --------
NET INCOME (LOSS)                                 $(3,873)  $ 2,508 $(2,862)
				                                          		  ========  ======= =======

      The accompanying notes are an integral part of these statements.

     		       RIEDEL ENVIRONMENTAL SERVICES, INC.

     		      CONSOLIDATED STATEMENTS OF CASH FLOWS
	      FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                  				 (In thousands)
						                                             1993      1992     1991
CASH FLOWS FROM OPERATING ACTIVITIES:            --------  -------  --------
   Net income (loss)                             $(3,873)  $ 2,508  $(2,862)
   Adjustments to reconcile net income (loss)
   to net cash provided by operating activities-
     Depreciation and amortization                 1,274     1,301    1,955
     Allocation of certain expenses from Parent    3,339     3,045    2,962
     Loss on disposal of discontinued operations      -         -       247
     Provision for losses on accounts receivable     322        61      579
     Loss (gain) on disposal of property, plant
	       and equipment                                  1       (43)      14
     Write-down of assets to net realizable value    684        -        -
     Cash provided (used) by current assets and
	       liabilities:
	  Accounts receivable                            (4,012)   (6,137)  14,847
	  Amounts due from affiliates                        -         -        95
	  Inventory                                         (58)      (18)     166
	  Prepaid expenses and other current                 87      (172)     126
	  Insurance deposits                               (253)   (1,913)     (61)
	  Other assets                                       -         -       (28)
	  Accrual for estimated litigation settlement       693      (193)   1,000
	  Accounts payable, accrued payroll and
	    related liabilities and other accrued
	    liabilities                                   3,785     4,719   (1,568)
						                                            ------    ------   ------
	Net cash provided by operating activities         1,989     3,158   17,472

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property, plant and
      equipment                                        5       409       14
   Proceeds from sale of assets of discountinued
      operations                                      -      1,266       -
   Purchase of property, plant and equipment        (718)     (898)    (604)
					                                         	  -------   -------   ------
	Net cash provided (used) by investing
	  activities                                       (713)      777     (590)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (reduction) addition to advances from Parent  721     2,530  (15,491)
   Proceeds from issuance of debt                     -        700       -
   Principal payments on note payable to bank     (1,015)   (1,666)      -
   Principal payments on long-term debt             (808)   (5,436)  (1,380)
						                                           -------   -------  -------
	Net cash used by financing activities            (1,102)   (3,872) (16,871)
						                                           -------   ------- --------
NET INCREASE IN CASH                                 174        63       11

CASH AT BEGINNING OF YEAR                            231       168      157
						                                           -------   -------  -------
CASH AT END OF YEAR                               $  405    $  231   $  168
						                                           =======   =======  =======
       The accompanying notes are an integral part of these statements.

      		       RIEDEL ENVIRONMENTAL SERVICES, INC.

      		 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
	      FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
				                    (In thousands)

					                                  Net Allocation               Total
					                                   of Debt and             Shareholder's
		                    	Common Stock,  Certain Expenses  Retained    Equity
			                    No Par Value      From Parent    Earnings   (Deficit)
                    			-------------   ---------------  --------  ------------

BALANCE, December 31, 1990    $ 307         $    -       $ 5,408     $ 5,715

   Net change in allocation
     of debt and certain
     expenses from Parent        -            (6,159)         -       (6,159)

   Net loss                      -                -       (2,862)     (2,862)
		                     	       ----           -------     -------     -------
BALANCE, December 31, 1991      307           (6,159)      2,546      (3,306)

   Net change in allocation
     of debt and certain
     expenses from Parent        -            10,141          -       10,141

   Net income                    -                -        2,508       2,508
                     			       ----           -------     -------     -------
BALANCE, December 31, 1992      307            3,982       5,054       9,343

   Net change in allocation
     of debt and certain
     expenses from Parent        -               815          -          815

   Net loss                      -                -       (3,873)     (3,873)
                     			       ----          -------     -------     -------
BALANCE, December 31, 1993     $307          $ 4,797     $ 1,181     $ 6,285
                     			       ====          =======     =======     =======

     The accompanying notes are an integral part of these statements.

        		      RIEDEL ENVIRONMENTAL SERVICES INC.

		           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
			                 DECEMBER 31, 1993 AND 1992

1.   BASIS OF PRESENTATION:
     ---------------------
Consolidation
- - - -------------
The consolidated financial statements include the accounts of Riedel Environmental Services, Inc. (RES or Company) and its wholly owned subsidiaries, Western Compliance Services, Inc. and in 1993 World Security Services Corporation. Western Compliance Services, Inc. was sold in 1992 (see Note 3). All significant intercompany accounts and transactions have been eliminated. RES was a wholly owned subsidiary of Riedel Environmental Technologies Inc. On November 15, 1994, Riedel Environmental Technologies Inc. changed its name to Columbia Western Inc. (CWI or Parent) and entered into an agreement to sell RES to Canonie Environmental Services Corp. (see
Note 13).

Allocation of Parent Debt
- - - -------------------------
CWI had a line of credit with a bank which was used, among other things, to fund the working capital needs of RES. The line of credit and amounts outstanding under it were guaranteed by RES and other CWI subsidiaries and was secured by substantially all of RES' assets (see Note 13).

As a result of RES' guarantee of the debt, and for the purposes of filing with the Securities and Exchange Commission effective in fiscal year 1991, the amounts outstanding on the bank line of credit have been recorded in the RES consolidated balance sheets under the caption parent debt guaranteed by RES with a corresponding reduction in shareholder's equity. Amounts outstanding on the bank line of credit were $4,549,000 and $2,025,000 as of December 31, 1993 and 1992, respectively. In addition, an allocation of interest expense of $672,000, $650,000 and $493,000 related to the line of credit has also been reflected in the accompanying consolidated statements of operations for the years ended December 31, 1993, 1992 and 1991, respectively with a corresponding increase in shareholder's equity. The line of credit also included guarantees by RES of letters of credit (LOC) at December 31, 1993.

The LOC commitments included a letter of credit for $5,117,000 to support $5,000,000 of CWI 1990 Series One Bonds payable (in July 1994 CWI was relieved of these bonds pursuant to a legal settlement) and $1,613,000 in LOC's that were issued to provide security for RES bonding purposes.

Interest on the line of credit was at the bank s prime rate plus 3.5 percent with a minimum rate in 1993 and 1992 of 10.5 percent and 10.0 percent, respectively. The interest rate was 10.5 percent at December 31, 1993 and
10.0 percent at December 31, 1992. At December 31, 1991, interest on the line of credit was at the bank's prime rate plus 1 percent or a rate related to London Interbank Offered Rate, both subject to a minimum rate of 9.0 percent (9.0 percent at December 31, 1991).

CWI and, in turn, the Company's serious cash deficiencies created by CWI's recurring losses in 1993, as well as losses of the Company, caused payables to CWI and the Company s vendors to be extended, which reduced CWI's and, therefore, the Company s credit availability and caused its costs of operations and borrowings to increase. In late December 1993, CWI made its bank aware that CWI had breached its line of credit agreement through certain over-borrowings. In order for the bank to continue the lending relationship at this critical period, CWI agreed to enter into a process to seek investors or buyers for RES and/or CWI. Advances of additional credit post-December 1993 were predicated upon, among other benchmarks, demonstrable progress in both areas. On January 6, 1994, the bank granted CWI an extension of its credit agreement through April 1, 1994. Then, on February 28, 1994, the bank, subject to continued tight restrictions and operational and sale process benchmarks (primarily for another CWI subsidiary), further extended CWI's limited borrowing facility until May 31, 1994. The line-of-credit agreement was further extended to September 30, 1994 and again to November 21, 1994 when the line of credit expired and was paid off from a portion of the proceeds from the sale of RES (see Note 13).


Allocation of Certain Expenses from Parent
- - - ------------------------------------------
Also for purposes of filing with the Securities and Exchange Commission and, in addition to the allocation of interest expense related to the bank line of credit discussed above, effective January 1, 1991, the accompanying consolidated financial statements include the allocation of certain expenses incurred by CWI. These certain expenses consist of officers and employee salaries, insurance, rent and other expenses which benefit RES. The total amount of other expenses allocated to RES, on a specific identification basis, and included in selling, general and administrative expenses, with a corresponding increase to shareholder's equity, was $2,667,000, $2,395,000 and $2,469,000 for the years ended December 31, 1993, 1992 and 1991, respectively. Management believes that the allocation is reasonable. These costs may not be indicative of the costs which RES would have incurred had it been an independent public company during these periods.


Transactions With CWI
- - - ---------------------
RES entered into transactions with CWI. These transactions include primarily cash advances to and from CWI for operating purposes, purchases of equipment and allocation of certain insurance expenses. RES used an intercompany account referred to in the accompanying financial statements as advances from parent, net to record the transactions with CWI. CWI did not charge interest expense to RES for intercompany transactions.

The average intercompany balances which reflected a net payable to CWI for the years ended December 31, 1993, 1992 and 1991 were approximately $5,355,000, $4,376,000 and $11,155,000, respectively.


Reclassification
- - - ----------------
Certain amounts have been reclassified in the accompanying balance sheets from previously reported balance sheet amounts.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------
Inventory
- - - ---------
Inventory consists of supplies which are stated at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment
- - - -----------------------------
Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Assets under capital lease are recorded at the present value of future minimum lease payments and are amortized over the period of the lease. Depreciation is provided on the straight-line method. Depreciation is based on the following estimated useful lives -

	    Building and improvements         6 - 31.5 years
	    Machinery and equipment           2 - 18 years


Excess of Cost Over Fair Value of Net Assets Acquired
- - - -----------------------------------------------------
On December 31, 1986, the Company purchased substantially all of the assets of Peterson Maritime Services, Inc. for approximately $2.8 million. The excess of cost over the fair value of net assets acquired of $1,350,000 is being amortized on the straight-line method over 25 years.


Revenue Recognition for Contracts
- - - ---------------------------------
Revenue from time and material contracts is recognized as the work is performed at the rates provided in the contracts. Revenue from cost-reimbursement contracts is recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions which measure actual performance against established targets or other criteria. Such incentive fee awards or penalties are included in revenue at the time RES receives notification from the customer.


Income Taxes
- - - ------------
The results of operations of the Company are reported for federal and state income tax purposes in consolidated tax returns filed by CWI. Due to CWI's net operating loss (NOL) carryforward, no income tax provision, benefit or deferred income taxes were allocated to RES in 1992 and 1991 as they have been offset by CWI's NOL. The use of this method in 1992 and 1991 to allocate the income tax provision/benefit to RES does not result in amounts that are significantly different from the income tax provision /benefit that would have been recorded if the Company had accounted for its income taxes on a stand-alone basis. The Company changed its method of accounting for income taxes effective January 1, 1993 in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Previously, the Company accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 96, Accounting for Income Taxes (SFAS 96). Under SFAS 109, deferred tax assets and liabilities are recorded based on the tax effected difference between the tax basis of assets and liabilities and their carrying amount for financial reporting purposes, referred to as temporary differences, using enacted marginal income tax rates.

The Company adopted SFAS 109 on a prospective basis. There was no material effect on the Company as a result of adopting SFAS 109. In accordance with SFAS 109 and effective for the year ended December 31, 1993, the Company accounts for its income taxes on a stand alone basis. No benefit for income taxes was recorded for the year ended December 31, 1993 since the Company was in a net operating loss carryforward position.

In initially adopting SFAS 109, the Company estimated its net deferred tax asset at $1.6 million. In accordance with SFAS 109, a valuation allowance was recorded to reduce net deferred tax assets to zero at the date of adoption. Accordingly, there was no cumulative effect on operations as a result of adopting SFAS 109.


Consolidated Statements of Cash Flows
- - - -------------------------------------
Supplemental consolidated statements of cash flow information, including amounts related to discontinued operations in 1992 and 1991, are as follows-

						                                              Year Ended December 31,
						                                              -----------------------
						                                               1993     1992     1991
						                                              ------   ------   ------
                                                							  (in thousands)
    Cash paid for:
      Interest                                     $    30   $  221  $ 1,300
      Income taxes                                      14       11      116
    Noncash financing and investing activities:
      Capital lease assets and obligations incurred    115      231       10
      Accounts payable converted to notes payable
	        or long-term debt                             791      813       -
      Change in allocation of Parent debt guaranteed
	        by RES with corresponding increase
	        (decrease) in shareholder's equity         (2,524)   7,096   (9,121)
      Transfer of fixed assets to Parent through
	        advances from Parent                           -     2,730       -


Certain Expense Items
- - - ---------------------
The accompanying consolidated statement of operations reflects certain expense items which have been recorded in various expense captions in the statement. Included in selling, general and administrative expenses is $906,000 for a change in estimate of the amount required to settle a contract dispute with the United States Environmental Protection Agency (USEPA) regarding pollution self-insurance. With this additional charge, $1.5 million was reserved for settlement at December 31, 1993 (see Notes 10 and 13). Included in other income (expense), net is a charge of $816,000 related to the Missouri flood of 1993 and the write off of an investment in a Taiwan joint venture. Restructuring expense is associated with a restructuring plan being implemented by the Company which includes estimates of closure costs for certain offices.


3.   DISCONTINUED OPERATIONS:
     ------------------------
Effective December 31, 1991, the Company adopted a plan to dispose of Western Compliance Services, Inc. which offered services to store and dispose of hazardous materials. At December 31, 1991, the Company has reported this business as discontinued operations. Accordingly, the consolidated financial statements of the Company have been classified to report separately the operating results of this discontinued operation.

The net assets of the discontinued operation held for sale at December 31, 1991 totaled $1,266,000 and consisted of current assets, property, plant and equipment, other noncurrent assets and current and noncurrent liabilities.

Western Compliance Services, Inc. incurred a loss from operations of $375,000 during 1991. The Company sold Western Compliance Services, Inc. in February 1992 and received net proceeds from the sale of approximately $1,266,000 and incurred a $247,000 loss on operations after the discontinuance date.


4.   ACCOUNTS RECEIVABLE:
     --------------------
Accounts receivable, net, consist of the following -
							                                            December 31,
							                                           ----------------
							                                            1993      1992
							                                           ------    ------
                                         							   (in thousands)
United States Government:
	  Amounts billed                                 $ 2,982   $ 5,260
	  Recoverable costs and accrued profit on
	    progress completed - not billed               10,802     6,025
                                          							 -------   -------
							                                            13,784    11,285
Commercial customers:
	  Amounts billed                                   7,383     5,780
	  Recoverable costs and accrued profit on
	    progress completed - not billed                1,656     2,068
                                          							 -------   -------
							                                             9,039     7,848
							                                           -------   -------
							                                           $22,823   $19,133
							                                           =======   =======

Recoverable costs and accrued profit not billed represent revenue recognized on contracts for which billings have not been presented to customers. For time and material contracts, which represent the majority of the Company's revenues, these recoverable costs and accrued profit amounts are approved by a customer representative each day or at least weekly. The unbilled amounts are normally billed within 30 days of their accrual. As the on-site approval by the customer representative represents tacit pre-approval of the billings, the Company considers these recoverable costs and accrued profit as accounts receivable.

At December 31, 1993 and 1992, RES had contracts with the EPA for Emergency Response Cleanup Services (ERCS) for the EPA's Zone 4A comprising 15 midwestern states, and for the EPA's Region 5 comprising 6 states bordering the Great Lakes. Under the ERCS Contracts, the Company is the prime contractor for scheduled and emergency removal of hazardous substances. For the years ended December 31, 1993, 1992 and 1991, revenue from the EPA accounted for approximately 47 percent, 40 percent and 35 percent, respectively, of total revenues from continuing operations.

At December 31, 1993 and 1992, accounts receivable are primarily concentrated with U.S. Government agencies and customers in the petrochemical, transportation and manufacturing industries. Based upon the Company's established credit policies, management does not believe there is any undue risk to the Company as a result of doing business with selected customers in these industries.

5.   PROPERTY, PLANT AND EQUIPMENT:
     -----------------------------
Property, plant and equipment consist of the following -
							                                                    December 31,
							                                                  -----------------
							                                                    1993     1992
							                                                  -------   -------
                                                 							   (in thousands)
       Land and improvements                             $ 2,090   $ 2,090
       Buildings and improvements                          2,281     2,578
       Machinery and equipment                            10,968    10,893
							                                                  -------   -------
							                                                   15,339    15,561
       Less- Accumulated depreciation and amortization    (8,898)   (8,222)
							                                                  -------   -------
							                                                  $ 6,441   $ 7,339
							                                                 ========   =======
Substantially all property, plant and equipment was pledged as security on CWI debt (see Notes 1, 7 and 13).


6.   NOTE PAYABLE TO BANK:
     ---------------------
As of December 31, 1992, the Company had a $1.0 million short-term bank note used to finance a purchase of an office and warehouse facility. The note was secured by property and accounts receivable and bore interest at the prime interest rate plus 3.5 percent with a minimum rate of 10 percent (10 percent at December 31, 1992). The note was paid off in full in 1993.


7.   LONG-TERM DEBT:
     ---------------
Long-term debt consists of the following -
							                                                     December 31,
							                                                    --------------
							                                                     1993    1992
							                                                    ------  ------
                                                 							   (in thousands)
       Note payable, interest at 10%, due June 1994        $  511  $  152
       Note payable, secured by a building, interest at
	        at prime plus 3% (9% at December 31, 1993 and
	        1992) payable through 1994 monthly                   117     367
       Other, interest at 9.0 % to 12.9%, due 1994 to 1996    147     158
							                                                     -----   -----
							                                                       775     677
       Less current maturities                                698     605
							                                                     -----   -----
							                                                     $  77   $  72
							                                                     =====   =====
Maturities on long-term debt subsequent to December 31, 1994, are as follows
(in thousands)-
		                 1995           $  59
		                 1996              18
		              Thereafter            -
				                              -----
				                                 77
				                              =====

8.   LONG-TERM LEASES:
     -----------------
The Company has various noncancelable operating leases for land and buildings and for machinery and equipment. These leases have terms of 1-9 years. Some leases also have options to renew for an additional five years. Total rent expense for all operating leases amounted to approximately $1,175,000, $1,249,000 and $1,222,000 in 1993, 1992 and 1991, respectively.

Minimum future obligations on leases at December 31, 1993 are as follows (in thousands) -
				                        Operating
				                          Leases
				                        ---------
		           1994             $ 1,068
		           1995                 750
		           1996                 420
		           1997                  76
		           1998                   9
		        Thereafter                3
                     				     -------
	  Total minimum obligations  $ 2,326
				                          =======

9.   INCOME TAXES:
     -------------
In accordance with SFAS 109, the Company determined that deferred tax assets, deferred tax liability and valuation allowance as of December 31, 1993 were as follows (in thousands) -

	  Deferred tax assets:
	  Valuation reserves                          $   505
	  Accrual for estimated litigation settlement     600
	  Payroll-related accruals                        972
	  Net operating loss carryforwards              2,010
	  Other                                           143
                                   						      -------
	  Deferred tax assets                           4,230
	  Valuation allowance                          (4,011)
						                                         -------
	  Deferred tax asset, net                         219
	  Deferred tax liability - depreciation          (219)
						                                         -------
	  Net deferred tax asset (liability)           $   -
                                   						      =======

In accordance with SFAS 109, a valuation allowance was recorded to reduce the net deferred tax asset to zero.


10.  COMMITMENTS AND CONTINGENCIES:
     ------------------------------
The Company has purchased the maximum limits of pollution liability insurance available to it on a cost-effective basis in the current insurance marketplace. However, the insurance may not be sufficient to cover all claims that may arise, and insurance carriers may not continue to make coverage available to the Company. As such, the Company is self-insured for a portion of its pollution liability coverage. A partially or completely uninsured claim, if successful and if large enough, could have a material adverse effect on the Company. The Company is not aware of any claim in excess of current insurance coverage.

The EPA has disputed certain billings by RES for RES' costs of its pollution liability insurance. These insurance costs, provided on a self-insured basis, were billed by RES to the EPA as part of negotiated fixed rates on certain of RES' contracts with the EPA which expired in 1991. RES believes that all dealings with the EPA under its contracts have been proper and in full compliance with all applicable rules and regulations. The EPA has estimated the amounts billed for such self-insurance to the EPA, through the end of the contracts in 1991, at approximately $3.8 million. RES disagrees with the EPA's calculation of the amounts billed for self-insured pollution liability and estimates that costs billed were only $1.9 million. To date, the EPA has not issued a contracting officer s opinion decision (COD) which is required in order to effect an EPA claim. A COD would enable the EPA to withhold funds from RES in the amount specified in the COD. If a COD is issued, RES would appeal and would initiate procedures allowed by federal regulations to prevent the EPA from withholding any funds.

In May 1993, the United States Department of Justice (DOJ) filed suit against RES for failing to provide the EPA full and complete information regarding insurance availability during EPA contract 7334 negotiations in 1987 - United States of America v. Riedel Environmental Services, Inc. (United States District Court for the District of Oregon, Case No. 93-558-JO). The complaint alleges various claims including fraud and failure to inform the EPA of a 1987 insurance quote, subsequent purchase of insurance, and failure to reduce rates which were fixed in the contract. The complaint seeks compensatory damages of $1.5 million (which are subject to trebling), civil penalties of $10,000 for each of the hundreds of allegedly false invoices submitted under the contract, as well as costs and attorney fees. The EPA is RES' largest customer and RES is seeking resolution to all aspects of this dispute through negotiations with the DOJ and EPA. In February 1994, RES offered a settlement totaling $1.5 million to the EPA. In the offer, RES agreed to forego receivables related to indirect cost rate recovery totaling $900,000 the first year, and to pay the EPA $200,000 in each of the next three years. The EPA is reviewing the offer and is performing certain audit procedures. The ultimate outcome of this matter cannot be determined at the present time. At December 31, 1993, RES has an accrual of $1.5 million recorded to provide for such settlement or any loss arising from this matter. (See Note 13 for subsequent event - update of settlement discussions.)

In November 1991, RES was served with a complaint in the matter of Atlantic Richfield Company v. Torger L. Oaas et al (United States District Court for the District of Montana, Civil Action No. CV-90-75-BU-PGH) in which Atlantic Richfield Company (ARCO) alleges that RES negligently performed certain clean-up activities at the Montana Pole and Treating Plant Superfund site in Silverbow County, Montana. RES has filed counterclaims for contribution by ARCO if RES is found liable to ARCO for any portion of the response costs incurred by ARCO. This case is now in the discovery phase. The case filed against RES by ARCO was consolidated with an action filed by the United States against ARCO, and the consolidated proceedings were trifurcated into three phases involving
(1) the liability of ARCO and other potentially responsible parties to the United States, (2) the amount of the liability of those parties to the United States, and (3) the liability of certain parties, including RES, for contribution to ARCO and other parties potentially responsible to the United States. The consolidated cases are now in Phase (1). RES may be required to participate in discovery during Phase (2), but it is expected that RES' active involvement in the consolidated cases will commence, if at all, only during Phase (3). The amounts of RES' potential liability to ARCO cannot be determined until the liability of ARCO, if any, to the United States is determined. RES has tendered the claim to the EPA under the terms of its contract which requires the EPA to indemnify RES for work performed by RES. Management does not believe the litigation will have a material adverse effect on the Company's financial position or its results of operations.

In August 1991, RES, on behalf of one of its subcontractors, Vesta, Inc., submitted a claim to the EPA in the amount of $1.2 million for work performed at the Rocky Boy site pursuant to RES' ERCS contract. In November 1991, RES submitted to the EPA its own claims with respect to the Rocky Boy site in the total amount of $273,000. The EPA has contended that the work was not done in full compliance with the contract. On January 3, 1994, the EPA issued a decision on the Vesta claims, denying substantially all these claims. Vesta appealed the EPA decision to the Department of Interior Board of Contract Appeals (IBCA) in the name of RES and is awaiting a final decision. RES' claim is still pending before the EPA. RES may submit an additional claim to the EPA with respect to the Rocky Boy site. Management believes that the matter will not have a material adverse effect on the Company's financial position or its results of operations (see Note 13 - Subsequent Events).

In February 1992, RES was served with a complaint in U.S. District Court, for the District of South Dakota in the case Tri-State Mint, Inc. and Robert W. Hoff
v. Riedel Environmental Services, Inc.   Tri-State Mint and its owner, Hoff, are
claiming approximately $2.7 million dollars in damages because of RES' allegedly supplying the State of South Dakota with false test information for the State's environmental clean-up cost lawsuit against Tri-State Mint. The State settled its case with Tri-State Mint, with Tri-State Mint paying a fine based on the site pollution. In March 1993, RES received a summary judgment in its favor in this matter, however, the judgment has been appealed and the Company is awaiting a decision. The Company believes it has no liability and that the matter will not have a material adverse effect on the Company's financial position or its results of operations.

In 1993, Edward Moore, individually and doing business as Merco (Edward Moore, etc., et al. v. Riedel Environmental Services, Inc. et al., Los Angeles County Superior Court Case No. NC 010877) filed a complaint against a number of defendants, including RES, for alleged improper disposal of contaminated soils, toxic waste and hazardous materials to plaintiff's property at the Brent Petroleum site in Long Beach, California. Plaintiff seeks damages in excess of $5 million. The matter is in the discovery phase. Management does not believe the litigation will have a material adverse effect on the Company's financial position or its results of operations.

In November 1993, second amended complaints and initial complaints were filed in the Circuit Court of the State of Mississippi, County of Jackson, which included the Company along with a number of other defendants in claims pending in 27 separate civil actions. These civil actions involve approximately 219 plaintiffs and include two wrongful death claims. Plaintiffs allege that the Company was negligent in certain transferring and clean-up activities of the chemical diethylamine, released from an overturned tanker in Jackson County, Mississippi. The Company rejects every allegation and intends to vigorously defend itself. The matter is in the discovery phase. Management does not believe the litigation will have a material adverse effect on the Company's financial position or its results of operations.

In March 1994, RES received notice from the EPA Office of Inspector General for Audits (OIG) that it will perform a review to provide an opinion on RES' financial capability to perform on government contracts. The review will include an evaluation of RES' existing and future financial capabilities to continue operations. Management has presented financial analysis and forecasts to the OIG, in order to facilitate its review. Management believes that, with its plans for restructuring, the EPA will continue its contractual relationships with RES. However, if the OIG concludes that RES is not financially capable of continuing its operations, and RES' EPA contracts are suspended, revoked or not renewed, it would have a material adverse effect on the Company's financial position or its results of operations (see Note 13 - Subsequent Events).

The Company has not received final approval of its indirect cost rates used in pricing and billing federal contracts for 1986 through 1993. Audit reports relating to 1986 through 1989 costs have been issued and allowability of certain costs are being questioned. Based upon review of audit results and advice of government contracting experts, management does not expect that the final approved rates will result in any material adverse effect on the Company's financial position or its results of operations.

In the normal course of business, the Company is involved in various claims, pending actions and audits of contracts by customers. In the opinion of management, any recovery or liability resulting from matters now pending would not have a material adverse effect on the Company's consolidated financial position or its results of operations.


11.  RELATED PARTY TRANSACTIONS:
     ---------------------------
The Company enters into certain transactions with Willamette-Western Inc. (WW) and affiliates, whereby RES is charged for facilities, equipment and services. WW owns a majority of CWI common stock which had been pledged as collateral against WW's borrowings. These charges totaled approximately $216,000, $876,000 and $872,000 for the years ended December 31, 1993, 1992 and 1991, respectively. In addition, RES charged WW and affiliates for contract services which totaled approximately $88,000, $98,000 and $2,099,000 for the years ended December 31, 1993, 1992 and 1991, respectively. RES also charged CWI and CWI's subsidiaries for contract services which resulted in revenues approximating $277,000, $68,000 and $643,000 for the years ended December 31, 1993, 1992 and 1991, respectively. Gross profits recognized on these contract services totaled approximately $45,000, $17,000 and $158,000 for the years ended December 31, 1993, 1992 and
1991, respectively.


12.  EMPLOYEE BENEFIT PLANS:
     -----------------------
In 1992 and 1991, RES employees were participants in CWI's employee benefit plans. CWI maintained a profit sharing plan providing for contributions by CWI's subsidiaries in such amounts as CWI's Board of Directors would annually determine. There was no charge to operations for the profit sharing plan in 1992 and 1991. CWI also maintained a salary deferral retirement plan which allowed participants to make contributions to the plan on a pretax salary reduction basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. All employees except those covered by a collective bargaining agreement are eligible to participate in both plans. Effective September 30, 1991, the Company amended the salary deferral retirement plan to no longer require the Company to match 50 percent of employee contributions (maximum Company contribution was 2.5 percent of employee salaries). The charge to operations for the salary deferral retirement plan was approximately $145,000 in 1991 (none in 1992).

Effective January 1, 1993, CWI merged its retirement programs for all salaried and hourly employees of the Company, except those covered by a collective bargaining agreement or another benefit plan, into one new plan. Although technically one plan, the new retirement program has the same features of the previous plans. There was no charge to operations for this merged plan in 1993.

The Company maintains a salary incentive compensation plan providing for payments by the Company to salaried employees based on certain Company financial and individual employee performance factors established on an annual basis. All salaried employees, excluding plan administrators, are eligible for the plan. There was no charge to continuing operations for the plan in 1993,1992 and 1991.


13.  SUBSEQUENT EVENTS:
     ------------------
On November 15, 1994, the shareholders of CWI agreed to sell 100 percent of the stock of RES to Canonie Environmental Services Corp. (Canonie) for $17.5 million in cash, subject to certain adjustments which could increase or decrease that amount. Upon consummation of the transaction, a portion of the proceeds were used to repay amounts outstanding under CWI's bank line-of-credit at which time all pledges of RES assets and RES guarantees were released by CWI's bank.

On November 18, 1994, RES, Canonie and the United States Department of Justice
(DOJ) entered into a settlement agreement on DOJ's complaint against RES regarding insurance matters in RES' EPA contract 7334 which expired in 1991. The resolution of this complaint ends RES' longstanding dispute with respect to costs that it charged EPA under the contract for the self-insured portion of pollution liability coverage. The agreement requires RES to pay $2.8 million to the EPA. $280,000 was paid in November 1994, with the balance plus interest (at a rate of 7 percent) to be paid in 11 quarterly installments beginning February 15, 1995 of approximately $235,000, with the balance due November 15, 1997. The agreement allows EPA to offset any monies due RES under contract 7334 against the obligation. The $2.52 million note, guaranteed by Canonie, requires a second lien on certain real property and fixed assets of RES.

In November 1994, RES reached an agreement on its $273,000 claim against the EPA for work performed at the Rocky Boy site pursuant to RES EPA contract 7334 which expired in 1991. RES had also filed a $1.2 million claim against the EPA on behalf of one of its subcontractors, Vesta,Inc., with the Department of Interior Board of Contract Appeals. Portions of RES' claim settlement may vary from the amounts stated in the agreement due to government audits; however, RES expects the amount, including interest, to be approximately $250,000. This amount is required to be offset against the $2.52 million note to the EPA discussed above.

On May 11,1994, the EPA Office of Inspector General issued its report concerning the financial capability of RES (see Note 10). The report concluded that RES will have difficulty meeting its near-term financial obligations and continue performing on government contracts without obtaining a commitment for continued bank financing and obtaining new sources of capital. The report states that RES' financial condition is not considered favorable in the near-term because of the impact on RES' financial condition as a result of losses, debts and financial distress of CWI. At the time the report was issued, CWI had not yet obtained the extension of its bank line of credit agreement, nor had it completed the sale of RES to Canonie discussed above. As a result of the review, the Company is required to regularly update the EPA with respect to its financial status. EPA continues to award work under its contracts consistent with past practices.

                 			RIEDEL ENVIRONMENTAL SERVICES, INC.

		                	 CONSOLIDATED FINANCIAL STATEMENTS

           	    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

                        				  (UNAUDITED)

            		       RIEDEL ENVIRONMENTAL SERVICES, INC.
		                 CONSOLIDATED STATEMENTS OF OPERATIONS
				                          (In Thousands)

     	     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
				                           (UNAUDITED)


						                                              9/30/94      9/30/93
                                          						    -------      -------

Revenues                                           $ 49,126     $ 58,090

Direct costs                                         36,352       43,129
					                                          	   --------     --------

Gross profit                                         12,774       14,961

Selling, general and administrative expenses         10,985       14,027
                                           					    -------      -------

Earnings before interest, other expense and
   income taxes                                       1,789          934

Interest expense, net                                   633          497

Other expense, net                                       -           128
                                          						    -------       ------

Income before income taxes                            1,156          309

Income tax provision (benefit)                           -            -
                                          						    -------       ------

Net income                                          $ 1,156       $  309
                                          						    =======       ======


See Accompanying Note

            		       RIEDEL ENVIRONMENTAL SERVICES, INC.
			                      CONSOLIDATED BALANCE SHEET
				                          (In Thousands)
				                           (UNAUDITED)
							                                                    Period ended
						                                                	9/30/94      9/30/93
							                                                -------      -------
ASSETS
Current assets:
   Cash                                                 $   499      $   378
   Accounts receivable, net of allowance for doubtful
      accounts of $540 - 1994 and $730 - 1993            18,333       20,061
   Inventory                                                789        1,164
   Prepaid expenses and other current assets                277          799
   Insurance deposits                                     2,588        3,358
                                                 							-------      -------
      Total current assets                               22,486       25,760

   Property, plant and equipment, net of accumulated
      depreciation and amortization                       5,659        6,961
   Excess of cost over fair value of net assets
      acquired, net of accumulated amortization of
      $418 - 1994 and $365 - 1993                           932          985
   Other assets, net                                         21           45
                                                  						-------      -------
      Total assets                                      $29,098      $33,751
					                                                 		=======      =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Current maturities of long-term debt                 $   140      $   532
   Accounts payable                                       6,956       10,814
   Accrued payroll and related liabilities                3,106        3,887
   Accrual for estimated litigation settlement            2,300          687
   Other accrued liabilities                                922        1,000
   Advances from Parent, net                              1,556        2,896
   Parent debt guaranteed by RES                          6,299        5,216
                                                 							-------      -------
      Total current liabilities                          21,279       25,032

Long-term debt                                               33           53

Shareholder's equity:
   Common stock, no par value; 5,000 shares authorized
      and issued                                            307          307
   Net allocation of debt and certain expenses from
      Parent                                              5,141        2,995
   Retained earnings                                      2,338        5,364
                                                 							-------      -------
      Total shareholder's equity                          7,786        8,666
					                                                 		-------      -------
     Total liabilities and shareholder's equity         $29,098      $33,751
					                                                 		=======      =======

See Accompanying Note

                   		     RIEDEL ENVIRONMENTAL SERVICES, INC.
		                       CONSOLIDATED STATEMENTS OF CASH FLOW
			                          Increase (decrease) to cash
			                                 	(UNAUDITED)
							                                                     Period ended
							                                                  9/30/94     9/30/93
						                                                 	 -------     -------
Cash flows from operating activities:
   Net income                                            $ 1,156     $   309
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                          731         958
      Allocation of certain expenses from Parent           2,095       2,205
      Provision for losses on accounts receivable            277       2,306
      Loss (gain) on disposal of property, plant and
	              	equipment                                     27          (2)
      Write-down of assets to net realizable value            -          200
      Cash provided (used) by current assets and
              		liabilities:
	        Accounts receivable                               4,213      (3,234)
	        Inventory                                           116        (222)
	        Prepaid expenses and other current assets           200         (33)
	        Insurance deposit                                   599        (424)
	        Other assets                                          5          13
	        Accrual for estimated litigation settlement       1,050        (120)
	        Accounts payable, accrued payroll and related
	           liabilities and other accrued liabilities     (8,977)     (1,090)
							                                                 --------    --------
       	Net cash provided by operating activities          1,492         866

Cash flows from investing activities:
   Proceeds from sale of property, plant and equipment       208           4
   Purchase of property, plant and equipment                (144)       (594)
                                                 							 -------     -------
       	Net cash provided (used) by investing activities      64        (590)

Cash flows from financing activities:
   Net addition to (reduction in) advance from Parent       (786)      1,239
   Principal payments on other note payable to bank           -       (1,015)
   Principal payments on long-term debt                     (676)       (353)
                                                 							 -------     -------
      Net cash used by financing activities               (1,462)       (129)

Net increase in cash                                          94         147
Cash at beginning of period                                  405         231
                                                 							 -------     -------
Cash at end of period                                     $  499      $  378
                                                 							  ======      ======

See Accompanying Note

          		      RIEDEL ENVIRONMENTAL SERVICES, INC.

          	   Note to Consolidated Financial Statements

                       				 (Unaudited)




NOTE 1.   OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared by Riedel Environmental Services, Inc. (the Company) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes the disclosures made herein are adequate to make the information presented not misleading. The financial statements reflect all material adjustments which are all of a normal, recurring nature and, in the opinion of management, necessary for a fair presentation. These financial statements should be read in conjunction with the Company's Consolidated Financial Statements for the Years Ended December 31, 1993, 1992, and 1991 and the Notes to the consolidated financial statements included therein. The results of operations for the nine-month period ended September 30, 1994, are not necessarily indicative of the results for the full fiscal year. For further information concerning commitments and contingencies and subsequent events, refer to footnotes nos. 10 and 13 in the audited consolidated financial statements for the years ended December 31, 1993 and 1992.

                                		 ITEM 7 (B)

Item 7(b) Proforma financial information

           				     Canonie Environmental Services Corp.
		 Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
				                Nine Months Ended NOVEMBER 30, 1994
						                      (In Thousands)

                    						   Nine Months
						                      -------------

				                                   Canonie     BCM        RES      Pro Forma          Pro Forma
				                                   11/30/94  11/30/94   9/30/94   Adjustments          Results
	                             		       --------  --------  --------    (Note 2)           --------
Revenues                                $55,071   $39,543   $49,126   ($2,693) (a)(b)     $141,047

Cost of revenue                          47,914    32,488    36,352    (2,610) (a)(b)      114,144
				                                   --------   -------  --------   --------            --------
Gross profit                              7,157     7,055    12,774       (83) (a)          26,903

Selling and administrative                5,239     8,532    10,985    (2,661) (c)(d)(e)    22,095


Interest                                    147       614       633      1,255 (f)(g)(h)     2,649

Goodwill amortization                                                      581 (i)             581
								                                -------   -------  --------   --------            --------
Income (loss) before income taxes and
share in unconsolidated affliate          1,771   (2,091)    1,156         742               1,578

Income tax expense (benefit)                354                            415 (j)             769
				                                   --------  --------  --------   --------            --------
Income (loss) before share in unconsol.
affliate                                  1,417   (2,091)     1,156        327                 809

Share in unconsolidated affliate            489                                                489
				                                   --------  --------  --------   --------            --------
Net income (loss)                         1,906   (2,091)     1,156        327               1,298

Less:  Preferred stock dividend (5%)
and accretion of preferred stock to
redemption value                             87                            306 (k)             393
				                                   --------  --------  --------   --------            --------
Income applicable to common shares       $1,819  ($2,091)    $1,156        $21                $905
				                                   --------  --------  --------   --------            --------
Weighted average number of common
and common equivalent shares
outstanding                               5,832                                              5,832

Earnings per share                        $0.31                                 (l)          $0.16


See Accompanying notes

 Item 7(b).  Pro Forma financial information

               				     CANONIE ENVIRONMENTAL SERVICES CORP.
		     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS(UNAUDITED)
				                   Twelve Months Ended FEBRUARY 28, 1994
					                          	(In Thousands)

                                                                                  Pro Forma
					                                    Canonie       BCM           RES         Adjustment          Pro Forma
	                                   				 2/28/94     12/31/93      12/31/93       (Note 2)            Results
                                   					 -------     --------      --------      ---------           ---------
Revenues                                $ 59,461     $ 62,117      $ 76,683      $ (3,780)(a)        $ 194,481
Cost of revenue                           49,492       55,691        58,438        (4,133)(a)          159,488
				                                   	--------     --------      --------      ---------           ---------
Gross profit                               9,969        6,426        18,245           353 (a)           34,993
Selling and administrative                12,282       12,629        19,972        (2,535)(c)(d)(e)     42,348
Special charges                            4,263           -            508            -                 4,771
Interest                                     412          928           770         1,819(f)(g)(h)       3,929
Other expenses                                -            -            868                                868
Goodwill amortization                         -            -             -            773(i)               773
					                                   --------     --------     --------       --------            ---------
Income (loss) before income taxes and
  share in unconsolidated affliate        (6,988)      (7,131)       (3,873)          296              (17,696)

Income tax expense (benefit)                 135       (2,645)           -            259(j)           (2,251)
                                   					--------      --------      --------     --------            --------
Income (loss) before share in
unconsolidated affliate                   (7,123)      (4,486)       (3,873)           37              (15,445)

Share in unconsolidated affliate          (2,876)          -             -             -                (2,876)
				                                   ---------     --------      --------      --------            ---------
Net income (loss)                         (9,999)      (4,486)       (3,873)           37              (18,321)

Less:  Preferred stock dividend (5%)
and accretion of preferred stock to
redemption value                              -            -             -            523(k)               523
				                                   ---------    ---------     ---------       -------           ----------
Income applicable to common stock       $ (9,999)    $ (4,486)     $ (3,873)      $  (486)           $ (18,844)
				                                   =========    =========     =========       =======           ==========
Weighted average number of common and
common equivalent shares outstanding       5,701           -            -              -                 5,701

Earnings per share                       $ (1.75)          -            -       (l)    -              $  (3.31)

See accompanying notes.

Item 7 (b)         Pro Forma Financial Information (Cont.)

                		    Canonie Environmental Services Corp.
    Notes to  Unaudited Pro Forma Condensed Consolidated Financial Statements
		                     	(Dollar Amounts in Thousands)

NOTE 1.   GENERAL

Canonie Environmental Services Corp. (The "Company") completed the purchase of all the outstanding common stock of BCM Engineers, Inc. (BCM) on September 28, 1994 for a total purchase price of approximately $ 13.0 million. Additionally, the Company purchased from Riedel Environmental Technologies, Inc. all of the capital stock of Riedel Environmental Services, Inc. ("RES"), an Oregon corporation on November 21, 1994. The purchase price, paid in cash, was approximately $19.1 million, subject to verification of balance sheet items to reflect the final adjusted contract price. The unaudited pro forma condensed consolidated statement of operations for the nine months ended November 30, 1994 combines the results of operations of the Company and BCM for the nine months ended November 30, 1994 and the results of operations of RES for the nine months ended September 30, 1994. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended February 28, 1994 combines the results of the Company for the twelve months ended February 28, 1994 and the results of operations of BCM and RES for the twelve months ended December 31, 1993. Both pro forma statements of operations have been prepared as if the acquisition had taken place on March 1, 1993.

The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been made on the date indicated, or which may be expected to occur in the future by reason of such acquisition. Further, no effect has been given in the pro forma information for consolidation cost savings and other synergistic benefits expected to be realized subsequent to the consummation of the acquisitions and the combining of the businesses.

The unaudited pro forma information should be read in conjunction with the notes thereto and the audited condensed consolidated financial statements of the Company as set forth in its annual Report on Form 10-K for the year ended February 28, 1994, as well as the Form 10-Q of the Company for the nine months ended November 30, 1994 and the consolidated financial statements of RES included herein.

NOTE 2.    PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

The pro forma adjustments to the historical statements of operations are as follows:

(a) To eliminate BCM laboratory revenues and operating results. Upon consummation of the acquisition the BCM laboratory will be recorded in assets held for sale.
				                            1993          1994
				                          (12 Mos)      (9 Mos)
                     				     --------      --------
	  Revenues                    $ 3,780       $ 2,125
	  Operating Costs               4,133         2,042
				                          --------      --------
	  Operating Income (Loss)     $  (353)      $    83
				                         =========      ========

(b) To eliminate inter-company revenues of $568 in 1994 resulting from a contract between BCM and RES.

(c) To reverse expenses of $1089 in 1993 and $471 in 1994 incurred in connection with BCM's ESOP which was terminated as of the date of acquisition.

(d) To reverse $1806 in 1993 and $2435 in 1994 of settlement costs in connection with a pre-acquisition claim and allocated SG&A from RES's parent.

(e) To record depreciation expense of $360 in 1993 and $245 in 1994 related to adjustments to state fixed assets at estimated fair market value on the acquisition dates of BCM and Riedel.

(f) To record over the three year term of the loan agreement, amortization of $481 in 1993 and $361 in 1994, of approximately $400 and $1200 of loan origination costs incurred in connection with the acquisition of RES and BCM respectfully.

(g) To record $375 of interest expense in 1993 at approximately 7 1/2% and $319 of expense in 1994 at approximately 8 1/2% on average long-term borrowings of approximately $5,000 incurred in connection with the acquisition of BCM.

(h) To record RES interest expense of $963 in 1993 and $575 in 1994 on various borrowings aggregating $19.1 million incurred in connection with the acquisition of RES.

(i) To record $773 in 1993 and $581 in 1994 of amortization of cost in excess of net assets of business acquired of $23,180 over 30 years in connection with the acquisition of BCM and RES.

(j) To reflect the tax effect of the above entries, at a 35% effective tax rate. The tax calculation differs from the calculation used for developing pro forma information in the company's 10-Q for the quarter ended November 30, 1994 due to certain non-deductible expenses included in the pro forma statement of operations.

(k) To record $523 in 1993 and $306 in $1994 of preferred stock dividend (5%) and accretion of preferred stock to redemption value in connection with the acquisition of BCM.

(l) The earnings per share calculation for 1993 and 1994 exclude the dilutive impact of the common share equivalents (3,050) underlying the convertible sub-debt.

                                	   ITEM 7 (C)

			    Consent of Independent Accountants


	  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-86586) of Canonie Environmental Services Corp of our report on the financial statements of Riedel Environmental Services, Inc. dated March 25, 1992 for the year ended December 31, 1991 appearing in the Current Report on Form 8-K/A of Canonie Environmental Services Corp. dated February 3, 1995.




	  PRICE WATERHOUSE LLP

	  February 1, 1995
	  Portland, Oregon

			 Consent of Independent Public Accountants


	  As independent public accountants, we hereby consent to the incorporation of our reports on the financial statements of Riedel Environmental Services, Inc. for the years ended December 31, 1993 and 1992, included in this Form 8-K/A, into the Company's previously filed Registration Statement File No. 33-86586.


		 ARTHUR ANDERSON LLP

	  Portland, Oregon,
	    February 1, 1995








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